EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference on this Registration Statement on Form S-8 of our report dated September 27, 2018 on the consolidated financial statements of Pioneer Savings Bank and Subsidiaries as of and for the years ending June 30, 2018 and 2017, which appears in the Registration Statement on Form S-1, as amended (File No. 333-230208) of Pioneer Bancorp, Inc.

/s/ BONADIO & CO., LLP

Syracuse, New York
August 23, 2019